Exhibit 24.2(n)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this registration statement on Form N-2 of our report dated March 30, 1999, relating to the statement of assets and liabilities of The Gabelli Utility Trust at March 29, 1999. We also consent to the references to us under the heading "Experts" in the Prospectus and under the headings "Counsel and Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

 PricewaterhouseCoopers LLP
 New York, New York
 September 16, 1999